UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest reported)	December 21st, 2006

ASIA ELECTRICAL POWER INTERNATIONAL GROUP INC.
(Exact name of registrant as specified in its chapter)

NEVADA	000-51787	00-00000-00
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation	File Number)	Identification No.)

2255-A Renaissance Drive, Las Vegas, Nevada		89119
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code		(702) 922-1939

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

( )	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
( )	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
( )	Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.240.14d-2(b))
( )	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
**NOTE: THE 8K FILED ON JANUARY 8, 2007 HAS BEEN AMENDED AS FOLLOWS:
Exhibit 99.1 -- Amended articles of incorporation dated December 31, 2006 contained the following errors in Item #2:
The authorized capital be increased on a 1 for 2 basis from 75,000,000 shares to 150,000 [SHOULD READ 150,000,000] shares par value $ 0.001. 5,000,000 of the shares are to be reserved as Preferred Shares and the balance of 145,000
[SHOULD READ 145,000,000] as Common Shares.
Item # 4 "Effective date of filing" has been revised to read:
Effective date of filing (optional): December 21, 2006

INFORMATION TO BE INCLUDED IN THE REPORT

Section 3 – Securities and Trading Markets.

Section 3.02 – Unregistered Sales of Equity Securities.

Effective December 22, 2006, 5,000,000 shares of preferred stock, par value $0.001, were allotted and issued to Yulong Guo, the President of the Registrant. These shares were not issued for cash consideration; the consideration for the shares is compensation for the stockholder’s ongoing role as President of the Registrant.

Effective December 22, 2006, 3,000,000 shares of common stock were allotted and issued to Yulong Guo (as to 2,500,000 shares) and Xiaoling Chen (as to 500,000 shares). These shares were not issued for cash; they were issued as incentive to both Mr. Guo and Ms. Chen, as both parties have been instrumental in expanding the Registrant’s business and will continue to contribute to the further growth of the Registrant.

As a result of the aforesaid share issuances, the issued and outstanding share capital of the Registrant is now 51,000,000 shares of common stock and 5,000,000 shares of preferred stock.

The offer and sale of the shares were exempt from registration pursuant to section 4(2) of the Securities Act, Rule 701 and Rule 506 of Regulation D promulgated thereunder. We limited the manner of the offering and provided disclosure regarding the offering and our company to the stockholders. Both of the stockholders are our officers and directors. We believe that these sales were also exempt under Regulation S under the Securities Act, as such sales were made in offshore transactions to non-U.S. persons.

Section 3.03 – Material Modification of Rights to Security Holders.

In accordance with the revised By-laws of the Registrant, approved by a simple majority of the stockholders as of December 13th, 2006, a class of Preferred shares, $0.001 par value, was approved. Accordingly, effective December 21st, 2006, a new class of securities were created, being the Preferred shares, $0.001 par value. Each Preferred share is entitled to 100 votes per share. Preferred shares are restricted from being publicly traded. By creating this additional class of shares, the voting rights of the common stockholders will be diluted, based on the number of issued and outstanding Preferred shares.

Section 5 – Corporate Governance and Management.

Section 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 21st, 2006, Dudley Delphenha was appointed as a director of the Registrant.

From 1998 to 2000, Mr. Delapenha was the marketing director for Avani Water Corporation, of Vancouver, British Columbia, a bottled water manufacturer company, where he was responsible for all marketing initiatives for the organization. From 2001 through 2003, Mr. Delapenha was the President of Key Elements Consulting, specializing in marketing and business plans preparation for various clients.

Mr. Delphenha is the director, CEO and CFO of one other reporting issuer, being Smokers Lozenge Inc.

Mr. Delphenha does not have a family relationship with any other director or executive officer of the Registrant, he has not been a party to any transaction with the Registrant during the past fiscal year, nor is there any compensation plan or arrangement currently in place for Mr. Delphenha.

Section 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective December 21, 2006, the Registrant filed a notice with the Secretary of State for Nevada, pursuant to NRS 78.207 and 78.209 of the Nevada Statutes, whereby the Registrant increased its authorized share capital as follows:

(a)	the number of authorized common stock, par value $0.001, was increased on a one for two basis, so that the number was increased from 75,000,000 to 150,000,000. Accordingly, the number of issued common stock increased from 24,000,000 to 48,000,000; and

(b)	a new class of shares were created, being the Preferred shares, $0.001 par value, with an authorized capital of 5,000,000 Preferred shares.

Section 9 -- Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 Amended Articles of Incorporation dated December 21, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASIA ELECTRICAL POWER
INTERNATIONAL GROUP INC.

Date :	January 26, 2007	By :	/s/ Yulong Guo
Yulong Guo,
President and CEO